Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-125332) on Form S-8 of The Home Depot, Inc. of our report dated June 26, 2023, with respect to the financial statements and the supplemental schedules of Schedule H, Line 4a - Schedule of Delinquent Participant Contributions and Schedule H, Line 4i – Schedule of Assets (Held at End of Year) of The Home Depot FutureBuilder.

/s/ KPMG LLP

Atlanta, Georgia
June 26, 2023